Sub-Item 77Q1(a): Copies of Material Amendments to the
Registrant's Declaration of Trust or By-laws

            Amended Schedule A dated November 3, 2016 to the Amended and Restated Agreement and Declaration of Trust dated April 16, 2013 is incorporated herein by reference to Exhibit
(a)(2) to Post-Effective Amendment No. 49 to the Registrant's
Registration Statement on Form N-1A filed with the Securities and Exchange Commission on November 18, 2016 (Accession No.
0001193125-16-772431).

            Amended Schedule A dated December 6, 2016 to the Amended and Restated Agreement and Declaration of Trust dated April 16, 2013 is incorporated herein by reference to Exhibit
(a)(2) to Post-Effective Amendment No. 51 to the Registrant's
Registration Statement on Form N-1A filed with the Securities and Exchange Commission on December 22, 2016 (Accession No.
0001193125-17-802346).